Exhibit 3.359

ARTICLES OF INCORPORATION

OF

WEST VALLEY MEDICAL CENTER, INC.

The undersigned, acting as the incorporators of a corporation (the “Corporation”) organized pursuant to and subject to the Idaho Business Corporation Act, Chapter 1, Title 30, Idaho Code (the “Act”), adopt the following Articles of Incorporation for the Corporation.

ARTICLE I. NAME

The name of the Corporation is West Valley Medical Center, Inc.

ARTICLE II. PERIOD OF DURATION

The period of duration of the Corporation is perpetual.

ARTICLE III. PURPOSES

The purposes for which the Corporation is organized are to transact any or all lawful business for which corporations may be incorporated under the Act.

ARTICLE IV. AUTHORIZED SHARES

The aggregate number of shares of capital stock that the Corporation shall have authority to issue is 1,000 shares of common stock. The par value of each share is $1.00.

ARTICLE V. CAPITAL SURPLUS

The Shareholders shall have no preemptive rights.

ARTICLE VI. REGISTERED OFFICE AND AGENT

The address of the initial registered office of the Corporation is 300 North 6th Street, Boise, Idaho 83701, and the name of its initial registered agent at that office is CT Corporation System.

ARTICLE VII. BOARD OF DIRECTORS

The number of Directors of the Corporation shall be specified in the Bylaws. The number of Directors constituting the initial Board of Directors is four (4). The names and addresses of the persons who are to serve as Directors until the first annual meeting of the shareholders or until their successors shall have been elected and qualified, are:

Name	Address

John O. Colton	One Park Plaza Nashville, TN 37203

James K. Don	One Park Plaza Nashville, TN 37203

James S. Main	One Park Plaza Nashville, TN 37203

Joseph L. DiLorenzo	One Park Plaza Nashville, TN 37203

ARTICLE VIII. INCORPORATORS

The names and addresses of the incorporators of the Corporation are:

Name	Address

Bettye D. Daugherty	One Park Plaza Nashville, TN 37203

Charlotte S. White	One Park Plaza Nashville, TN 37203

Dated this                      day of April, 1987.

Bettye D. Daugherty

Charlotte S. White

ARTICLES OF INCORPORATION

OF

WEST VALLEY MEDICAL CENTER, INC.

The undersigned, acting as the incorporators of a corporation (the “Corporation”) organized pursuant to and subject to the Idaho Business Corporation Act, Chapter 1, Title 30, Idaho Code (the “Act”), adopt the following Articles of Incorporation for the Corporation.

ARTICLE I. NAME

The name of the Corporation is West Valley Medical Center, Inc.

ARTICLE II. PERIOD OF DURATION

The period of duration of the Corporation is perpetual.

ARTICLE III. PURPOSES

The purposes for which the Corporation is organized are to transact any or all lawful business for which corporations may be incorporated under the Act.

ARTICLE IV. AUTHORIZED SHARES,

The aggregate number of shares of capital stock that the Corporation shall have authority to issue is 1,000 shares of common stock. The par value of each share is $1.00.

ARTICLE V. CAPITAL SURPLUS

The Shareholders shall have no preemptive rights.

ARTICLE VI. REGISTERED OFFICE AND AGENT

The address of the initial registered office of the Corporation is 300 North 6th Street, Boise, Idaho 83701, and the name of its initial registered agent at that office is CT Corporation System.

ARTICLE VII. BOARD OF DIRECTOR

The number of Directors of the Corporation shall be specified in the Bylaws. The number of Directors constituting the initial Board of Directors is four (4). The names and addresses of the persons who are to serve as Directors until the first annual meeting of the shareholders or until their successors shall have been elected and qualified, acre:

Name	Address

John O. Colton	One Park Plaza Nashville, TN 37203

James K. Don	One Park Plaza Nashville, TN 37203

James S. Main	One Park Plaza Nashville, TN 37203

Joseph L. DiLorenzo	One Park Plaza Nashville, TN 37203

ARTICLE VIII. INCORPORATORS

The names and addresses of the incorporators of the Corporation are:

Name	Address

Bettye D. Daugherty	One Park Plaza Nashville, TN 37203

Charlotte S. White	One Park Plaza Nashville, TN 37203

Dated this                      day of April, 1987.

Bettye D. Daugherty

Charlotte S. White